Exhibit 10.5

Second amended and restated INTERCOMPANY NOTE

$150,000,000.00	December 29, 2020

FOR VALUE RECEIVED, the undersigned LANDRY’S FERTITTA, LLC, a Texas limited liability company (“Maker”), hereby unconditionally promises to pay to the order of GOLDEN NUGGET ONLINE GAMING, LLC, a New Jersey limited liability company (“Payee”), the principal sum of ONE HUNDRED FIFTY MILLION dollars and 00/100 ($150,000,000.00) or if less, as much thereof as may be outstanding (the “Principal Amount”), together with accrued interest thereon, and in strict accordance with the terms and provisions hereof.

1.                   Definitions. When used in this Note, (a) the following terms shall have the respective meanings specified herein or in the Section referred to, and (b) capitalized terms used herein and not defined in this Section have the meanings assigned to such terms in the Credit Agreement:

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York, except that, if a determination of a Business Day relates to any LIBOR Rate Loan under the Credit Agreement or a Base Rate Loan under the Credit Agreement which utilizes the LIBOR Rate, the term “Business Day” also shall exclude any day on which banks are closed for dealings in United States Dollar deposits in the London interbank market.

“Credit Agreement” is defined in Section 3 hereof.

“Event of Default” is defined in Section 4 hereof.

“Insolvency Proceeding” means any proceeding commenced by or against Maker under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Interest Payment Date” is defined in Section 2(c)(ii) hereof.

“Maker” is defined in the introductory paragraph hereof.

“Maturity Date” means the earlier of (a) the date that the obligations hereunder are due and payable following any acceleration hereunder in accordance with Section 4(b) of this Note and (b) October 4, 2024.

“Payee” is defined in the introductory paragraph hereof.

“Principal Amount” is defined in the introductory paragraph hereof.

“Maximum Interest” means, for any period of determination, the highest rate of interest permitted to be paid under this Note under any law that a court of competent jurisdiction shall, in a final and non-appealable determination, deem applicable.

“Note” shall mean this Second Amended and Restated Intercompany Note, as it may hereafter be renewed, extended, modified, amended, supplemented restated, or amended and restated, and all rearrangements thereof and any substitutions therefor.

“Note Rate” means, with respect to the interest rate chargeable on the outstanding Principal Amount, a rate equal to 6.0% per annum.

2.                   Payment Terms.

(a)                Interest Rates. Except as provided in Section 2(b) below, the outstanding Principal Amount shall bear interest on the unpaid principal balance from day-to-day remaining at the Note Rate.

(b)                Default Rate. The outstanding Principal Amount shall bear interest at a per annum rate equal to two percentage points above the applicable Note Rate (i) upon the occurrence and during the continuation of an Event of Default under Sections 4(a), 4(b) or 4(c), and (ii) at the election of Payee, upon the occurrence and during the continuation of any other Event of Default.

(c)                Payment of Principal and Interest.

(i)                 The outstanding Principal Amount hereunder, together with all unpaid and accrued interest, and all other fees and expenses is due and payable on the Maturity Date.

(ii)               Interest on the outstanding Principal Amount is due and payable, in arrears, on the last day of each March, June, September and December (each, an “Interest Payment Date”); provided that if such Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date shall be moved to the next succeeding Business Day.

(d)                Computation. Interest hereunder shall be computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which the interest accrues.

(e)                Intent to Limit Charges to Maximum Lawful Rate. Payee intends to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, such Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, or interest in excess of the Maximum Interest. Neither Payee nor Maker, any endorser, or other Person hereafter becoming liable for payment of any portion of the Principal Amount shall ever be liable to pay interest thereon in excess of the Maximum Interest, and the provisions of this Section shall control over all other provisions of the Note which may be in conflict or apparent conflict herewith. If (i) the maturity of this Note is accelerated for any reason, (ii) any portion of the Principal Amount is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the Maximum Interest, or (iii) Payee or any other holder of this Note shall otherwise collect moneys that are determined to constitute interest which would otherwise increase the interest and other amounts deemed interest on any or all of the debt evidenced by this Note to an amount in excess of the Maximum Interest, then all sums determined to constitute interest in excess of the Maximum Interest shall, without penalty, be promptly applied to reduce the then outstanding Principal Amount or, at such Payee’s or holder’s option, promptly returned to Maker upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Interest, Payee shall to the greatest extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as interest, (y) exclude the voluntary prepayments and the effects thereof, and (z) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of this Note in accordance with the amounts outstanding from time to time thereunder and the Maximum Interest in order to lawfully charge the Maximum Interest.

(f)                 Prepayment. Maker has the right at any time and from time to time to prepay all or any portion of the outstanding principal balance hereunder, without fee, penalty or premium; provided, however, that such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment.

3.                   Credit Agreement. Maker and Payee are party to that certain Credit Agreement dated as of April 28, 2020 by and among Maker, as parent guarantor, Payee, as borrower, the Lenders from time to time party thereto and Jefferies Finance, LLC, as agent for the Lenders (in such capacity, the “Agent”), as amended on June 12, 2020 (the “First Amendment”), as further amended on June 29, 2020 (the “Second Amendment”) and as the same may be modified, supplemented, amended, restated or amended and restated from time to time (the “Credit Agreement”). In connection with the Credit Agreement, Maker and Payee acknowledge that:

(a)                This Note evidences the Parent Intercompany Loan contemplated and permitted by the terms of the Credit Agreement;

(b)                This Note shall be pledged by Payee to the Agent, for the benefit of the Lenders, as collateral security for the full and prompt payment when due of, and the performance of, the Obligations of Maker and Payee under the Credit Agreement and the other Loan Documents;

(c)                After the date hereof, any payments under the Credit Agreement and the other Loan Documents (whether made by the Maker, any Guarantor, or through the application of proceeds of Collateral) that, and to the extent such payment, reduces the principal balance of the Loans under the Credit Agreement will result in a corresponding reduction in the Principal Amount due and owing under this Note by an equivalent amount; provided that, each of the parties hereto agree that (1) as of the date hereof, the principal balance of the Loans under the Credit Agreement is $150,000,000 and (2) the Principal Amount due and owing under this Note shall not be less than zero as a result of the reduction mechanics set forth in this clause;

(d)                For U.S. federal income tax purposes, (i) this Note shall be treated as part of a security arrangement relating to the Credit Agreement and other Loan Documents and shall not constitute indebtedness of the Maker, (ii) the parties intend that this Note and related transactions do not give rise to any taxable income to the Payee, the Maker or any of their successors or affiliates and (iii) Maker and Payee (including their successors, if any) shall not take a contrary position in any tax filing or otherwise in a manner inconsistent with the foregoing; and

(e)                After the occurrence of and during the continuance of an “Event of Default” under and as defined in the Credit Agreement, Agent may, in addition to the other rights and remedies provided pursuant to the Credit Agreement and the other Loan Documents and otherwise available to it (subject to any applicable notice requirements thereunder and applicable law), exercise all rights of Payee with respect to this Note.

4.                   Events of Defaults; Remedies.

(a)                An “Event of Default” exists hereunder if any one or more of the following events shall occur:

(i)                 Maker fails to make any scheduled payment (A) of interest or fees hereunder when due, and such failure continues for a period of three (3) Business Days, or (B) any portion of the Principal Amount when due;

(ii)               If an Insolvency Proceeding is commenced by Maker;

(iii)             If an Insolvency Proceeding is commenced against Maker and any of the following events occur: (a) Maker consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of Maker, or (e) an order for relief shall have been issued or entered therein; or

(iv)              Any “Event of Default” (as defined in the Credit Agreement) occurs under the Credit Agreement and is not cured or waived in accordance with the terms of the Credit Agreement.

(b)                Remedies. Upon the occurrence and continuation of any Event of Default hereunder, the Payee may, at its option, (a) declare the entire outstanding Principal Amount under this Note and any and all accrued and unpaid interest thereon (which accrued interest may be chargeable at the default interest rate in accordance with Section 2(b) hereunder) to be immediately due and payable without presentment or notice of any kind, and (b) exercise any and all rights and remedies available to it under applicable law. In the case of any Event of Default specified in Sections 4(a)(ii) or 4(a)(iii) above relating to any Insolvency Proceeding of Maker, without any notice to Maker or any other act by Payee, the principal balance and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

5.                   Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Maker may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Payee. Any attempted transfer of this Note in violation of this Section 5 shall be null and void ab initio.

6.                   Amendment and Restatement. This Note amends and restates and is given in renewal and substitution for, but not in extinguishment of, that certain Amended and Restated Intercompany Note dated as of December 16, 2020 in the original principal amount of $300,000,000 made by Maker and payable to the order of Payee.

7.                   Gaming Laws. Capitalized terms used in this Section 6 but not defined in this Note shall have the meanings given under the Credit Agreement, unless the context clearly requires otherwise. This Note is subject to Gaming Laws and Liquor Laws, and Payee acknowledges, for itself and any subsequent holder of this Note, that (i) it or they are or may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information and (ii) all rights, remedies and powers in or under this Note may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that any required approvals (including prior approvals) are obtained from the relevant Gaming Authorities. Payee agrees, for itself and any subsequent holder of this Note, to cooperate with all Gaming Authorities and Liquor Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Authorities and/or Liquor Authorities relating to this Note.

8.                   GOVERNING LAW. THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Remainder of Page Intentionally Left Blank;
Signature Page Follows.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

MAKER:

LANDRY’S FERTITTA, LLC, a Texas limited liability company

By:	/s/ Steven L. Scheinthal
	Name:	Steven L. Scheinthal
	Title:	Vice President and Secretary

Signature Page to
Second A&R Intercompany Promissory Note

Acknowledged by:

PAYEE:

GOLDEN NUGGET ONLINE GAMING, LLC, a New Jersey limited liability company

By:	/s/ Steven L. Scheinthal
	Name:	Steven L. Scheinthal
	Title:	Vice President and Secretary

Signature Page to
Second A&R Intercompany Promissory Note

ALLONGE

The undersigned (the “Assignor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns and endorses to Jefferies Finance, LLC (together with any successors and assigns, the “Assignee”), that certain Second Amended and Restated Intercompany Note dated December 29, 2020, in the original principal amount of $150,000,000.00 executed by Landry’s Fertitta, LLC, a Texas limited liability company (“Maker”) and payable to the order of Assignor (the “Note”).

Such assignment and endorsement is being made pursuant to that certain Credit Agreement dated as of April 28, 2020, by and among Maker, as parent guarantor, Assignor, as borrower, the lenders from time to time party thereto and Assignee, as agent for the lenders named therein, as the same may be modified, supplemented, amended and restated or amended and restated from time to time (the “Credit Agreement”).

Such assignment and endorsement shall have the same effect as though it were written directly on the Note itself. Notwithstanding anything contained herein to the contrary, it is agreed that the assignment and endorsement evidenced by this Allonge is made (a) without recourse or warranty of any kind, and (b) subject to the terms of that certain Security Agreement dated as of April 28, 2020, by and among Assignor and Maker, as grantors, the other parties thereto, and Assignee (modified, supplemented, amended, restated or amended and restated from time to time), the Credit Agreement, and the other Loan Documents (as such term is defined in the Credit Agreement).

By its acceptance hereof, Assignee acknowledges and agrees to the provisions set forth in Section 6 of the Note

ASSIGNOR:

GOLDEN NUGGET ONLINE GAMING, LLC, a New Jersey limited liability company

By:	/s/ Steven L. Scheinthal
	Name:	Steven L. Scheinthal
	Title:	Vice President and Secretary

Allonge of Second A&R Intercompany Note